                                                                    EXHIBIT 99.1

FROM:
Famous Dave's of America, Inc.
8091 Wallace Road
Eden Prairie, Minnesota 55344

Diana Purcel -- VP and CFO
(952) 294-1300

FOR IMMEDIATE RELEASE
---------------------

                      FAMOUS DAVE'S ANNOUNCES 2003 RESULTS

         Minneapolis, MN, March 3, 2004 - Famous Dave's of America, Inc. (Nasdaq: DAVE) today reported results for the fourth quarter and fiscal year ended December 28, 2003. Revenues for the fourth quarter of fiscal 2003 of approximately $22.8 million increased 6.0% over revenues for the fourth quarter of fiscal 2002. Comparable sales for company restaurants open year-round for 18 months or more decreased 4.0% for the quarter.

         For the fourth quarter of fiscal 2003, the company reported a net loss of approximately $777,000, or $0.06 per diluted share, compared to a net loss of approximately $228,000, or $0.02 per diluted share for the comparable period in the prior year. The results for the fourth quarter of 2003 include pre-tax non-recurring impairment and restructuring charges of approximately $764,000, or $0.04 per diluted share related to the closing of two stores in the Texas market.

         Year-to-date revenues of approximately $97.7 million increased 7.6% over 2002 revenues, while comparable sales declined 3.0%. System-wide sales for fiscal 2003 of approximately $187.2 million increased 24.6% over system-wide sales for the prior year. System-wide sales is a non-GAAP financial measure that includes sales of all restaurants, company-owned and franchise, operating under the Famous Dave's brand name. Management believes that system-wide sales information is useful to investors because it gives a more accurate indication of the market penetration of the Famous Dave's brand.

         For fiscal year 2003, the company reported a net loss of approximately $2.9 million, or $0.25 per diluted share, which includes pre-tax non-recurring charges of approximately $4.2 million, or $0.22 per diluted share, related to impairment and restructuring charges on five restaurant locations, two of which were subsequently sold and two of which were subsequently closed. In addition, fiscal 2003 results include pre-tax non-recurring charges of approximately $2.2 million, or $0.11 per diluted share, which reflects losses in the Isaac Hayes Blues clubs, as well as costs associated with our divestiture of those clubs. As previously reported, Famous Dave's has no further obligations relating to the Isaac Hayes clubs. In comparison, the company reported a net loss for fiscal 2002 of approximately $928,000, or $0.08 per diluted share. Fiscal 2002 results included losses of approximately $6.0 million, or $0.23 per diluted share, related to the Isaac Hayes clubs.

        "Fiscal 2003 was a year of culture building changes for our business, in organizational direction, in areas of focus, in our approach to marketing, and in leadership," said David Goronkin, President and CEO. "It was a year for us to get our financial house in order and to recommit our focus towards our core competencies, and our financial results reflect these changes," Goronkin continued. "For example, our 2003 results reflect our financial investment towards the basic repair and maintenance of many of our restaurants that had been neglected. During 2003 we also took charges as a result of decisions to divest our interest in the Isaac Hayes Blues Club operations, to eliminate the Ribs by Air segment and to wind-down our refrigerated products business. In addition, we took impairment charges on five restaurants, two of which we subsequently sold and two of which we elected to close. While the consolidated financial results of 2003 were disappointing, we are pleased with the progress in our restaurants and the operational improvements that our team has delivered."

         Goronkin concluded, "We have put fiscal 2003 behind us and are now firmly focused on fiscal 2004, which should prove to be a pivotal year for the company. We will be celebrating our tenth anniversary and we will open our 100th restaurant. The decisions that we made during fiscal 2003 are the foundation for a successful 2004 and beyond. All efforts will be aligned with ensuring operational integrity, brand development and financial performance. We will focus on our core company-operated restaurants and franchise growth. While we have no plans to open any new company-operated restaurants this year, we anticipate opening 20 to 25 new franchise-operated restaurants by the end of 2004."

         The company stated that the comparable sales decline in fiscal 2003 reflects the company's decision, during the third quarter, to eliminate routine discounting throughout its company restaurants. Although discounting during fiscal 2002 had increased restaurant traffic, the majority of the incremental sales derived had substantially lower margins. The company believes that the decision to discontinue discounting was the right decision to protect its brand for the long-term. Comparable-sales are expected to continue to remain soft, at a minimum, through the second quarter of 2004.

         The company is hosting a conference call tomorrow, Thursday, March 4, 2004 at 10:00 am CT to discuss its fiscal 2003 financial results, and invites all those interested in hearing management's discussion of the year to join the conference call by dialing (800) 374-1553. A replay will be available for one week following the call by dialing (800) 642-1687; conference ID 4888548. Participants may also access a live webcast of the discussion through the Investor Relations section of Famous Dave's web site at www.famousdaves.com.

Contact information: Diana Purcel (952) 294-1300, or diana.purcel@famousdaves.com.

Famous Dave's of America, Inc. (NASDAQ:DAVE) develops, owns, operates and franchises barbeque restaurants. The company currently owns 38 locations and franchises 54 additional units in 23 states and has signed development agreements for an additional 151 franchise locations. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items, sandwiches and unique desserts.

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company's actual results to differ materially from expected results. Although Famous Dave's of America, Inc. believes the expectation reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave's expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company's SEC reports.

                 FAMOUS DAVE'S OF AMERICA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           For the Year Ended December 28, 2003 and December 29, 2002
             (in thousands, except per share and shares outstanding)


                                                                             December 28, 2003    December 29, 2002
                                                                           -------------------    ----------------
    Revenues:
      Restaurant revenues, net                                             $         91,500       $        86,378
      Franchising royalty revenue                                                     4,567                 3,027
      Franchise fee revenue                                                           1,139                 1,205
      Licensing and other revenue                                                       534                   210
                                                                           -----------------      ----------------
    Total revenues                                                                   97,740                90,820
    Costs and expenses:
      Food and beverage costs                                                        28,014                27,355
      Labor and benefits                                                             27,586                25,252
      Operating expenses                                                             23,376                20,009
      Total depreciation and amortization                                             4,840                 4,630
      Impairments and restructuring charges                                           4,238                   ---
      Pre-opening expenses                                                              543                 1,040
      General and administrative                                                      9,336                 8,064
                                                                           -----------------      ----------------
    Total costs and expenses                                                         97,933                86,350

    Income (loss) from operations                                                      (193)                4,470

    Other income (expense):
      Interest expense, net                                                          (1,661)               (1,038)
      Gain on sale of assets                                                            112                   549
      Other expense, net                                                               (779)                 (126)
      Equity in losses of investment in
        unconsolidate affiliate                                                      (2,155)               (5,994)
                                                                           -----------------      ----------------
    Total other expense                                                              (4,483)               (6,609)

    Loss before taxes                                                                (4,676)               (2,139)
    Income tax benefit                                                                1,778                 1,211
                                                                           -----------------      ----------------
    Net loss                                                               $         (2,898)      $          (928)
                                                                           =================      ================
    Basic and diluted net loss per common share                            $          (0.25)      $         (0.08)

    Weighted average common shares outstanding - basic and diluted               11,771,584            11,334,997


                 UNIT-LEVEL COSTS AND EXPENSES AS A % OF NET RESTAURANT REVENUE
                 --------------------------------------------------------------
            YEAR ENDED:                           DECEMBER 28, 2003  DECEMBER 29, 2002
            -----------                           -----------------  ------------------
            Food and beverage costs                           30.6%              31.7%
            Labor and benefits                                29.8%              29.2%
            Operating expenses                                25.5%              23.2%
            Depreciation and amortization                      5.0%               5.0%
                                                  -----------------  ------------------
            Total costs and expenses                          90.9%              89.1%
            Income from unit-level operations                  9.1%              10.9%

                    SUPPLEMENTAL SALES INFORMATION
      -----------------------------------------------------------------------------------------------
      YEAR ENDED:                                                DECEMBER 28, 2003  DECEMBER 29, 2002
      -----------                                                ----------------   -----------------
      Weighted average weekly net sales, company-operated           $     42,491        $     45,783
      Weighted average weekly net sales, franchise-operated         $     47,400        $     46,642

      System-wide net sales                                         $187,153,000        $150,231,000

      Comparable net sales, company-operated                               (3.0%)             (0.3%)

      Total number of units, company-operated                                 38                 40
      Total number of units, franchise-operated                               54                 33



                 FAMOUS DAVE'S OF AMERICA, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS For the Quarter Ended
                     December 28, 2003 and December 29, 2002
             (in thousands, except per share and shares outstanding)


                                                                           DECEMBER 28, 2003      DECEMBER 29, 2002
                                                                           -----------------      ----------------
    Revenues:
      Restaurant revenues, net                                             $         20,734       $        20,466
      Franchising royalty revenue                                                     1,332                   773
      Franchise fee revenue                                                             384                   265
      Licensing and other revenue                                                       372                    35
                                                                           -----------------      ----------------
    Total revenues                                                                   22,822                21,539
    Costs and expenses:
      Food and beverage costs                                                         6,607                 6,338
      Labor and benefits                                                              6,571                 6,396
      Operating expenses                                                              5,885                 5,111
      Total depreciation and amortization                                             1,156                 1,197
      Impairments and restructuring charges                                             764                   ---
      Pre-opening expenses                                                              ---                   328
      General and administrative                                                      2,551                 2,147
                                                                           -----------------      ----------------
    Total costs and expenses                                                         23,534                21,517

    Income (loss) from operations                                                      (712)                   22

    Other income (expense):
      Interest expense, net                                                            (456)                 (281)
      Gain (loss) on sale of assets                                                      82                   (11)
      Other expense, net                                                               (114)                 (182)
      Equity in losses of investment in
        unconsolidate affiliate                                                         ---                  (540)
                                                                           -----------------      ----------------
    Total other expense                                                                (488)               (1,014)

    Loss before taxes                                                                (1,200)                 (992)
    Income tax benefit                                                                  423                   764
                                                                           -----------------      ----------------
    Net loss                                                               $           (777)      $          (228)
                                                                           =================      ================
    Basic and diluted net loss per common share                            $          (0.06)      $         (0.02)

    Weighted average common shares outstanding - basic and diluted               12,137,324            11,388,295

                  UNIT-LEVEL COSTS AND EXPENSES AS A % OF NET RESTAURANT REVENUE
                  --------------------------------------------------------------
             QUARTER ENDED:                      DECEMBER 28, 2003   DECEMBER 29, 2002
             --------------                      ------------------  -----------------
             Food and beverage costs                          31.9%              31.0%
             Labor and benefits                               30.3%              31.3%
             Operating expenses                               28.1%              25.0%
             Depreciation and amortization                     5.2%               5.5%
                                                   ---------------- ------------------
             Total costs and expenses                         95.5%              92.8%
             Income from unit-level operations                 4.5%               7.2%




                     SUPPLEMENTAL SALES INFORMATION
       ---------------------------------------------------------------------------------------------
       QUARTER ENDED:                                          DECEMBER 28, 2003   DECEMBER 29, 2002
       --------------                                          -----------------    ----------------
       Weighted average weekly net sales, company-operated           $     39,121       $     39,973
       Weighted average weekly net sales, franchise-operated         $     45,744       $     40,193

       System-wide net sales                                         $ 48,180,000       $ 36,503,000

       Comparable net sales, company-operated                               (4.0%)             (1.4%)

       Total number of units, company-operated                                 38                 40
       Total number of units, franchise-operated                               54                 33




                 FAMOUS DAVE'S OF AMERICA, INC. AND SUBSIDIARIES
           CONSOLIDATED BALANCE SHEETS For the Year Ended December 28,
                           2003 and December 29, 2002
                                 (in thousands)


                                                                  DECEMBER 28, 2003    DECEMBER 29, 2002
                                                                  -----------------    -----------------
ASSETS
      Current assets                                               $        16,350     $         13,550
      Property, equipment and leasehold improvements, net                   47,147               51,861
      Other assets                                                          10,270                9,406
                                                                   ----------------    -----------------
      TOTAL ASSETS                                                 $        73,767     $         74,817
                                                                   ================    =================

LIABILITIES AND SHAREHOLDERS' EQUITY

      Current liabilities                                          $         7,309     $          7,781
      Long-term obligations                                                 19,586               19,744
      Shareholders' equity                                                  46,872               47,292
                                                                   ----------------    -----------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $        73,767     $         74,817
                                                                   ================    =================